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                                                                   EXHIBIT 23.2

                     CONSENT OF DELOITTE & TOUCHE, L.L.P.



We consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Form S-3 of our report dated February 18, 1997, appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Dallas, Texas
June 13, 1997